EXHIBIT 10.(vi) ASSIGNMENT OF WORKING INTEREST

ASSIGNMENT OF WORKING INTEREST

                This Assigrunent of Working Interest (the "Assignment") is entered into this 21ST day of May 1999 by and between Mineracao Juina Mirim Ltda, a Brazilian company ("Assignee"), and Kevin Smokowski, an individual ("Assignee 1"), Richard A. Goldman, an Individual ("Assignee 2"), Blue Diamond
Marketing ("Assignee 3") and Noel M. Frenzel, an individual ("Assignee 4") with respect to the following:
RECITALS

                A. Assignor owns a 30% Working Interest in that certain mining concession with the mineral and mining rights to a 1,000 hectare parcel believed to contain diamond reserves, located in the District of Juina, State of Mato Grosso, Brazil, known as Brazilian Department of Mineral Production File Number
866.787-85 (the "Property").

                B. Assignor has agreed to assign a portion of its Working
Interest in the Property to the Assignees pursuant to the terms and conditions of this Agreement. The Assignor will benefit from the Assignees' services for Juina Mining Corporation by virtue of the Assignor's stock ownership of Juina Mining Corporation.

                NOW, THEREFORE, in consideration of the mutual agreements herein and in light of the recitals stated above, the parties hereto agree as follows:

I . Assignment of Working Interest

                Assignor hereby assigns to the Assignees the percentage
Working
Interest in the Property set forth in the following table.

Assignee - I Kevin Smokowski, an individual     1/6 of 1%
                (For the first year following the
                effective date of this agreement, Mr.
                Smokowski's interest is increased to
                1/3 of 1%)

Assignee - 2 Richard A. Goldman, an individual  5/6 of 1%

Assignee - 3 Blue Diamond Marketing                 2%

Assignee - 4 Noel M. Frenzel, an individual             3%

The percentages or fractional percentages assigned hereunder are percentages of the entire Working Interest. After this assignment, Assignor will hold a 23-5/6%
Working Interest; thereafter Assignor will hold a 24% Working Interest. For the purposes of this Agreement, Working Interest is defined as a share of the gross profits derived from the revenue generated by the mining and selling of diamonds from the Property. Gross profits are the before US tax revenues remaining from the sale of diamonds after deducting operating costs of goods sold, including all recovery, operating expenses, and taxes in Brazil. Gross profits exclude all exploration and development costs and all expenses occurring outside of Brazil, which expenses will be borne by Buyer.

2.      Consideration for Working Interest

                In consideration for the Working Interest assigned to the Assignee by Assignor pursuant to Section 1 of this Assignment, each Assignee has performed unrecompensed services for Juina Mining Corporation.

3.      Term

                The working Interest is hereby assigned effective on March
15,
1999 and will remain in effect for the productive life of the Property.

4.      Further Acts

                All parties agree to execute any other documents, agreements, instruments or certificates and take any other action necessary in order to implement the terms and intent of this Assignment.

5       Representations and Warranties of Assignee

Each Assignee hereby represents and warrants to Assignor as follows:

5.1     Acquisition Without View to Distribution.

                The Assignee hereby represents and warrants (i) that it is acquiring the Working Interest for its own account for investment and not with a view to resale or public distribution of the Working Interest, and (ii) that no other person has any beneficial interest in or right to acquire the Interest or any portion of the working Interest.

5.2     Sophistication and Knowledge

                The Assignee personally possesses the requisite knowledge and experience or, together with his professional advisors, has such knowledge and experience that he is capable of evaluating the merits and risks of his acquisition of the Working Interest.

5.3     Access to and Review of Information

                The Assignee acknowledges that he has received and reviewed Assignor's business information including all of the infon-nation regarding the Property and Juina Mining Corporation and such other information as may be necessary or desirable to evaluate the merits and risks of this investment.

5.4     Acknowledgment of Investment Risks

                The Assignee has had an opportunity to ask questions and obtain additional information regarding the Property and Juina Mining Corporation. The assignee understands the risks involved in his investment and the fact that there is no assurance that he will earn a profit or receive any return on his investment.

5.5     Acknowledgment of Assignor's Reliance

                The Assignee acknowledges that Assignor has made no representations or warranties concerning Juina Mining Corporation, the Property or the Working Interest, except as contained in this Assignment. Assignor is relying on the truth and accuracy of the Assignee's covenants, representations and warranties in connection with this assignment of the Working Interest.

6.      Representations and Warranties of Assignor

                Assignor hereby represents and warrants to the Assignee that Assignor is delivering to the Assignee good title to the Working Interest, and the Working Interest will be validly assigned and fully paid pursuant to this Assignment, free of any claims or encumbrances other than the terms of the working interest in the Property owned by the Assignor.

7.      Restrictions on Transfer
7.1     Restrictions on Transfer

                The Working Interest will be transferable only in compliance with the provisions of the Securities Act of 1933, as amended (the"Act"), and the rules and regulations promulgated thereunder, the provisions of any applicable state law and the provisions of this Section 7.

7.2     Restrictive Legends

                Assignor shall cause the following legend, or a legend substantially equivalent thereto, to be placed upon any agreement or certificate evidencing the Working Interest or any portion thereof, unless counsel for the Assignor is of the opinion that the legend is unnecessary:

8.      Notice
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED WITHOUT REGISTRATION OR QUALIFICATION UNDER THE SECURITIES ACT OF 1933 ("THE SECURITIES ACT") AND THE BLUE SKY LAWS OF ANY JURISDICTION. SUCH SECURITIES MAY NOT BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF,BENEFICIALLY OR ON THE RECORDS OF THE CORPORATION, UNLESS THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT AND
APPLICABLE BLUE SKY LAWS OR THERE HAS BEEN DELIVERED TO THE CORPORATION AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

                Notice will be deemed to be given by one party to the other parties of this Assignment upon personal delivery by messenger, air courier, express mail or certified registered mail, return receipt requested, or upon facsimile or telegram, or three days after mailing by first class mail by the party giving the notice, addressed to the parties as follows, or to any other address or facsimile numbers provided tot he parties in writing in accordance with this Assignment by the party making the change:

If to Assignor:
The address of Assignor as listed below Assignor's authorized signature.

If to the Assignee:
The address of Assignee as listed below Assignee's authorized signature.

9.      Injunctive Relief

9.1     Damages Inadequate

                Each party acknowledges that it would be impossible to measure in money the damages to the other party if there is a failure to comply with any covenants or provisions of this Assignment, and agrees that in the event of any breach of any covenant or provision, the other party to this Assignment will not have an adequate remedy of law.

9.2     Injunctive Relief

                It is therefore agreed that the other party to this Assignment who is entitled to the benefit of the covenants and provisions of this Assignment which have been breached, in addition to any other rights or remedies which they may have, shall be entitled to immediate injunctive relief to enforce such covenants and provisions, and that in the event that nay such action or proceeding is brought in equity to enforce them, the defaulting or breaching party will not urge as a defense that there is an adequate remedy of law.

10.     Waivers

                If any party shall at any time waive any rights hereunder resulting from any breach by the other party of any of the provisions of this Assignment, such waiver is not to be construed as a continuing waiver of other breaches of the same or other provisions of this Assignment. Resort to any remedies referred to herein shall not be construed as a waiver of any other rights and remedies to which such party is entitled under this Assignment or otherwise.

11.     Successors and Assigns
                Each covenant and representation of this assignment shall inure to the benefit of and be binding upon each of the parties, their personal representatives, assigns and other successors in interest.

12.     Attorney's Fees

                In the event that either party must resort to legal action in order to enforce the provisions of this Assignment or to defend such action, the prevailing party shaft be entitled to receive reimbursement from the non-prevailing party for all reasonable attorney's fees and all other costs incurred in commencing or defending such action, or in enforcing this Assignment, including but not limited to post judgment costs.

13.     Entire and Sole Assignment

                This Assignment constitutes the entire agreement between the parties and supersedes all agreements, representations, warranties, statements, promises and undertakings, whether oral or written, with respect to the subject matter of this Assignment. This Assignment may be modified only by written agreement signed by all parties.

14.     Governing law

                This Assignment shall be governed by and construed in accordance with the laws of the State of Nevada.

15.     Severability

                The provisions of this Assignment are meant to be enforced severally so that the determination that one or more provisions are enforceable or invalid shall not affect or render invalid any other provision of this Assignment, and such other provisions shall continue to be in full force in accordance with their terms.

16.     Rights Cumulative

                All rights and remedies under this Assignment are cumulative, and none is intended to be exclusive of another. No delay or omission in insisting upon the strict observance of performance of any provision of this Assignment, or in exercising any right or remedy, shall be construed as a waiver or relinquishment of such provision, nor shall it impair such right or remedy.
Every right and remedy may be exercised from time to time and as often as deemed expedient.

17.     Captions

                The paragraph and other headings contained in this Assignment are for reference purposes only, and shall not limit or otherwise affect the meaning hereof

18.     Legal Holidays

                In the case where the date on which any action required to be taken, document required to be delivered or payment required to be made is not a business day in Los Angeles, California, such action, delivery or payment need not be made on that date, but may be made on the next succeeding business day.

19.     Counterparts

This Assignment may be executed simultaneous in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one of the same instrument.

20.     Parties

                This Assignment shall inure solely to the benefit of and shall be binding upon the parties hereto and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any equitable right, remedy or claim under or in respect of or by virtue of this Assignment or any provision contained herein.

21.     Authority

                All signatories to this Assignment do hereby declare that they have the authority to execute this Assignment on behalf of the parties to this Assignment.

Assignor:
MINERACAO JUINA MIRIM, Ltda

By:
Nelson Ferreira De Matos, Director
Av. Nove de Maio 1 PCA Da Biblio
Juina, MT, Brazil 78320-000
Facsimi/eNumber 011-55-65-566-1596
TelephoneNumber 011-55-65-566-3387
Assignee - 1
Kevin Smokowski, an Individual

By:

Kevin Smokowski
303 S. Broadway, Suite B-212
Denver, Colorado 80209
Facsimile Number (303) 832-7528
Telephone Number (303) 832-4316

Assignee - 2
Richard A. Goldman, an Individual

By:

Richard A. Goldman
1203 Macon Avenue
Pittsburgh, Pennsylvania 15218
Facsimile Number (412) 362-5229
Telephone Number (412) 241-2154
Assignee - 3
Blue Diamond Marketing

By:

Steven Stucker, President
2533 N. Carson Street, Suite 1700
Carson City, Nevada 89706
Telephone Number (775) 883-8484
Facsimile Number (775) 883-4874

Assignee - 4
Noel M. Frenzel, an Individual

By:

Noel M. Frenzel
5150 Mae Anne Avenue, Suite 213-85
Reno, Nevada 89523
Facsimile Number (775) 787-7505
Telephone Number (775) 787-7505